SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

SPYR, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 33-20111	75-2636283 (I.R.S. Employer Identification Number)

670 White Plains Road

Suite 120, Scarsdale, New York 10583

(Address of Principal Executive Offices and Zip Code)

(914) 725-2700

(Issuer's telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 30, 2015, Robison, Hill & Co. was appointed the Company’s Chief Financial Officer for a term of six months terminating on October 30, 2015. Mr. Barry Loveless, an officer and shareholder of Robison, Hill & Co., will provide services to the Company. There was no arrangement or understanding between Robison, Hill & Co. or Mr. Loveless and any other person pursuant to which Robison, Hill & Co. was selected as an officer. There exists no family relationship between any director or executive officer of the Company and Robison, Hill & Co., and its affiliates and control persons, or Mr. Loveless.

Mr. Loveless, age 48, is a licensed Certified Public Accountant, graduating with a Bachelor of Arts degree in Accounting from the University of Utah in 1992. Mr. Loveless completed his Masters of Professional Accountancy degree from the University of Utah in 1993. Mr. Loveless has practiced as a licensed Certified Public Accountant since 1995. Since 1998, Mr. Loveless served as an officer and shareholder of Robison, Hill & Co. While at Robison, Hill & Co. Mr. Loveless focused on providing professional accounting services for various public company clients including financial statement audits and registration statements along with the annual, interim and information filings required by the Securities Exchange Commission. He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

Since the beginning of the Company’s last fiscal year, neither Robison, Hill & Co. nor Mr. Loveless have been involved in any transaction with any related person, promoter or control person of the Company that is required to be disclosed pursuant to Item 404 of Regulation S-K.

The Company and Robison, Hill & Co. entered into a written contract, in which Robison, Hill & Co. agreed to render services as Chief Financial Officer to the Company. Robison, Hill & Co.’s duties include, but are not limited to: providing such services and fiduciary duties as are provided by a Chief Financial Officer of a publicly traded fully reporting company in compliance with the 1934 Securities and Exchange Act, the 2002 Sarbanes-Oxley Act, and the Rules and Regulations promulgated by the Securities and Exchange Commission. The Company agreed to compensate Robison, Hill & Co. with a monthly fee of $6,250.00.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYR, INC. (Registrant)

Date May 6, 2015

By:/s/ James R. Thompson

Chief Executive Officer

President

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